AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 2008
REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
SunPower Corporation
(Exact name of registrant as specified in its charter)

Delaware	94-3008969
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
3939 North First Street
San Jose, California 95134
(408) 240-5500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Thomas H. Werner
Chief Executive Officer
SunPower Corporation
3939 North First Street
San Jose, California 59134
(408) 240-5500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
R. Todd Johnson
Stephen E. Gillette
Jones Day
1755 Embarcadero Road
Palo Alto, California 94303
(650) 739-3939
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
		Maximum Offering	Aggregate	Amount of
Title of Class of Securities to	Amount to be	Price per	Offering	Registration
be Registered (1)	Registered	Unit (2)	Price (2)	Fee ($)
Class B common stock, par value $.001 per share, together with related preferred share purchase rights (3)	42,033,287	$—	$—	$—

(1)	This registration statement relates to Class B common stock, par value $0.001 per share, of SunPower Corporation (“Class B common stock”) proposed to be (i) distributed by Cypress Semiconductor Corporation (“Cypress”) pursuant to a previously announced spin-off transaction (the “spin-off”) to the holders of common stock of Cypress and (ii) sold in open market transactions by Computershare Inc. and Computershare Trust Company, N.A., the distribution agents for the spin-off (together, the "Distribution Agent"), who will distribute the aggregate net cash proceeds of such sales pro rata to each holder who otherwise would have been entitled to receive a fractional share in the spin-off. In connection with the spin-off, a number of shares of Class B common stock will be distributed for each share of Cypress common stock outstanding at the close of business on September 17, 2008, the record date for the spin-off. It is not presently possible to determine the number of shares of Cypress common stock that will be outstanding as of the record date for the spin-off.

(2)	Cypress stockholders will not pay any consideration or surrender or exchange shares of their Cypress common stock for the shares of our Class B common stock they will receive in the spin-off. Accordingly, the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act based on an offering price of $0.00.

(3)	The distribution of the preferred share purchase rights is contingent upon, and will be effective immediately upon, the completion of the spin-off.

EXPLANATORY NOTE
     This registration statement has been prepared on a prospective basis on the assumption that, among other things, the spin-off of our Class B common stock by Cypress (as described in the prospectus which is a part of this registration statement) and the related transactions contemplated to occur prior to or contemporaneously with the spin-off will be consummated as contemplated by the prospectus. There can be no assurance, however, that any or all of such transactions will occur or will occur as so contemplated. Any significant modifications to or variations in the transactions contemplated will be reflected in a post-effective amendment to this registration statement or a supplement to the prospectus forming a part of this registration statement.

42,033,287 Shares of Class B Common Stock, Par Value $0.001 Per Share
to be Distributed by Cypress Semiconductor Corporation in a Spin-off, and Related Preferred Share Purchase Rights
     This prospectus is being made available to you as a stockholder of Cypress Semiconductor Corporation (“Cypress”) in connection with the previously announced spin-off by Cypress to its stockholders of all of the issued and outstanding shares of our Class B common stock (the “spin-off”).
     Each holder of Cypress common stock at the close of business on September 17, 2008, the date that Cypress has determined to be the record date for the spin-off, will receive a number of shares of our Class B common stock for every share of Cypress common stock held by it as of such date. Cypress expects to distribute approximately 0.27 of a share of our Class B common stock for every share of Cypress common stock outstanding as of the record date, based on the number of Cypress shares it currently estimates to be outstanding on that date. Cypress stockholders will receive cash in lieu of fractional shares for amounts of less than one share of our Class B common stock. The exact distribution ratio will be determined on the record date. We will file a post-effective amendment to the registration statement of which this prospectus is a part to include the distribution ratio promptly after it is determined. Cypress is not obligated to effect the spin-off and there can be no assurance that it will occur. The distribution of the related preferred share purchase rights is contingent upon, and will be effectively immediately upon, the spin-off.
     All of the outstanding shares of our Class B common stock are currently owned by Cypress. Accordingly, there is no public trading market for our Class B common stock. Shares of SunPower’s Class A common stock are currently traded on the NASDAQ Global Select Market under the Symbol “SPWR.” We have applied to list our Class B common stock on the NASDAQ Global Select Market under the ticker symbol “SPWRB,” and expect to change the trading symbol of our Class A common stock to “SPWRA,” upon the completion of the spin-off.
     Cypress stockholders will not be required to pay any consideration for the shares of our Class B common stock they will receive in the spin-off, and they will not be required to surrender or exchange shares of their Cypress common stock or take any other action in connection with the spin-off.
     Investing in our securities involves significant risks. See “Risk Factors” on page 7.
     Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated September 10, 2008

ABOUT THIS PROSPECTUS
     You should read this entire prospectus, together with the additional information described under the heading “Where You Can Find More Information.” You should rely only on the information provided in this prospectus, including any information incorporated by reference. No one is authorized to provide you with information different from what is contained, or deemed to be contained, in this prospectus. You should not assume that the information in this prospectus or any document incorporated by reference in this prospectus is accurate as of any date other than the date of the document in which the information is contained or other date referred to in that document, regardless of the time of distribution of any security.
     Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to the “Company,” “SunPower,” “we,” “our” or similar references mean SunPower Corporation and its subsidiaries.
 -i-

PROSPECTUS SUMMARY
     This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that may be important to you. You should read this entire prospectus and the documents incorporated by reference carefully, including the “Risk Factors” section on page 7 of this prospectus and in our most recent quarterly report on Form 10-Q, as well as our consolidated financial statements and the related notes incorporated by reference.
Our Company
     We are a vertically integrated solar products and services company that designs, manufactures, markets and installs high-performance solar electric power technologies. Our solar cells and solar panels are manufactured using proprietary processes and technologies based on more than 15 years of research and development. We believe our solar cells have the highest conversion efficiency, a measurement of the amount of sunlight converted by the solar cell into electricity, of all the solar cells available for the mass market. Our solar power products are sold through our components business segment, or our components segment. In January 2007, we acquired PowerLight Corporation, or PowerLight, now known as SunPower Corporation, Systems, or SP Systems, which developed, engineered, manufactured and delivered large-scale solar power systems. These activities are now performed by our systems business segment, or our systems segment. Our solar power systems, which generate electric energy, integrate solar cells and panels manufactured by us as well as other suppliers.
     Components segment: Our components segment sells solar power products, including solar cells, solar panels and inverters, which convert sunlight to electricity compatible with the utility network. We believe our solar cells provide the following benefits compared with conventional solar cells:
•	superior performance, including the ability to generate up to 50% more power per unit area;

•	superior aesthetics, with our uniformly black surface design that eliminates highly visible reflective grid lines and metal interconnect ribbons; and

•	efficient use of silicon, a key raw material used in the manufacture of solar cells.
     We sell our solar components products to installers and resellers for use in residential and commercial applications where the high efficiency and superior aesthetics of our solar power products provide compelling customer benefits. We also sell products for use in multi-megawatt solar power plant applications. In many situations, we offer a materially lower area-related cost structure for our customers because our solar panels require a substantially smaller roof or land area than conventional solar technology and half or less of the roof or land area of commercial solar thin film technologies. We sell our products primarily in Asia, Europe and North America, principally in regions where government incentives have accelerated solar power adoption.

     We manufacture our solar cells at our two solar cell manufacturing facilities in the Philippines. We currently operate ten cell manufacturing lines in our solar cell fabrication facilities, with a total rated manufacturing capacity of approximately 334 megawatts per year. By the end of 2008, we plan to operate 12 solar cell manufacturing lines with an aggregate manufacturing capacity of 414 megawatts per year. We plan to begin production as soon as the first quarter of 2010 on the first line of a third solar cell manufacturing facility in Malaysia, which is expected to have an aggregate manufacturing capacity of more than 1 gigawatt per year when completed.
     We manufacture our solar panels at our solar panel assembly facility located in the Philippines. Our solar panels are also manufactured for us by a third-party subcontractor in China. We currently operate five solar panel manufacturing lines with a rated manufacturing capacity of 150 megawatts of solar panels per year. In addition, our SunPower branded inverters are manufactured for us by multiple suppliers.
     Systems segment: Our systems segment sells solar power systems directly to system owners and developers. When we sell a solar power system it may include services such as development, engineering, procurement of permits and equipment, construction management, access to financing, monitoring and maintenance. We believe our solar systems provide the following benefits compared with competitors’ systems:
•	superior performance delivered by maximizing energy delivery and financial return through systems technology design;

•	superior systems design to meet customer needs and reduce cost, including non-penetrating, fast roof installation technologies; and

•	superior channel breadth and delivery capability including turnkey systems.
     Our systems segment is comprised primarily of the business we acquired from SP Systems in January 2007. Our customers include commercial and governmental entities, investors, utilities and production home builders. We work with development, construction, system integration and financing companies to deliver our solar power systems to customers. Our solar power systems are designed to generate electricity over a system life typically exceeding 25 years and are principally designed to be used in large-scale applications with system ratings of typically more than 500 kilowatts. Worldwide, more than 450 SunPower solar power systems have been constructed or are under contract, rated in aggregate at more than 350 megawatts of peak capacity.
     We have solar power system projects completed or in the process of being completed in various countries including Germany, Italy, Portugal, South Korea, Spain and the United States. We sell distributed rooftop and ground-mounted solar power systems as well as central-station power plants. Distributed solar power systems are typically rated at more than 500 kilowatts of capacity to provide a supplemental, distributed source of electricity for a customer’s facility. Many customers choose to purchase solar electricity from our systems under a power purchase agreement with a financing company which buys the system from us. In Europe, South Korea and the United States, our products and systems are typically purchased by a financing company and operated as a central station solar power plant. These power plants are rated with capacities of approximately one to 20 megawatts, and generate electricity for sale under tariff to private and public utilities.
     We manufacture certain of our solar power system products at our manufacturing facilities in Richmond, California and at other facilities located close to our customers. Some of our solar power system products are also manufactured for us by third-party suppliers.
Corporate Information
     Our headquarters are located at 3939 North First Street, San Jose, California 95134 and our telephone number is (408) 240-5500. Our website is www.sunpowercorp.com. The information on our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus. SunPower and PowerLight are our registered trademarks and the SunPower and PowerLight logos are our trademarks.

QUESTIONS AND ANSWERS ABOUT THE SPIN-OFF
The following questions and answers briefly address some commonly asked questions about the spin-off and this prospectus.

Why is the spin-off structured as a dividend?	Cypress believes that a tax-free distribution of SunPower’s Class B common stock to Cypress stockholders is a tax-efficient way to separate SunPower from Cypress in a manner that will create long-term value for Cypress stockholders.

How will the spin-off occur?	Cypress will distribute to its stockholders by means of a dividend all of the outstanding shares of SunPower’s Class B common stock, which represented approximately 49.0% of the total number of shares of Class A common stock and Class B common stock, and approximately 88.5% of the aggregate voting power of SunPower, outstanding as of August 29, 2008.

What is the record date for the spin-off?	The close of business on September 17, 2008.

What is the distribution date for the spin-off?	The close of business on September 29, 2008.

How many shares of SunPower Class B common stock will I receive?	Cypress expects to distribute approximately 0.27 of a share of our Class B common stock for every share of Cypress common stock outstanding as of the record date, based on the number of Cypress shares it currently estimates to be outstanding on that date. Cypress stockholders will receive cash in lieu of fractional shares for amounts of less than one share of our Class B common stock. The exact distribution ratio will be determined on the record date. Cypress will not distribute any fractional shares of common stock to its stockholders. Instead, the distribution agent for the spin-off will aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing market prices and distribute the aggregate net cash proceeds of the sales pro rata to each holder who otherwise would have been entitled to receive a fractional share in the spin-off. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the amounts of payment made in lieu of fractional shares. The number of shares of SunPower Class B common stock that Cypress will distribute to its stockholders will be reduced to the extent that cash payments are to be made in lieu of the issuance of fractional shares of common stock.

Can Cypress decide not to complete the spin-off? Are there any conditions to the spin-off?	Cypress is not obligated to effect the spin-off, and there can be no assurance that it will occur. The spin-off is conditioned upon the listing of our Class B common stock on the NASDAQ Global Select Market for trading and no stop order having been issued by the SEC suspending the use of this prospectus.

What are the U.S. federal income tax consequences of the spin-off to Cypress stockholders?	Cypress has requested and received from the Internal Revenue Service (the “IRS”) a private letter ruling regarding the qualification of the spin-off as a transaction that is generally tax free for U.S. federal income tax purposes. Assuming the spin-off qualifies as a transaction that is generally tax free for U.S. federal income tax purposes, no gain or loss will be recognized by you, and no amount will be included in your income, upon the receipt of shares of SunPower Class B common stock pursuant to the spin-off, except with respect to any cash received in lieu of a fractional share. For more information, see “The Spin-Off — Material U.S. Federal Income Tax Consequences of the Spin-Off.”

Will I receive physical certificates representing shares of SunPower Class B common stock of following the spin-off?	Not unless you, or your bank or brokerage firm, as applicable, specifically request them from SunPower’s transfer agent. Following the spin-off, neither Cypress nor SunPower intends to issue physical certificates representing the shares of SunPower Class B common stock. Instead, Cypress, with the assistance of SunPower’s transfer agent, will electronically transfer shares of SunPower Class B common stock to you or to your bank or brokerage firm on your behalf by way of direct registration in book-entry form. The Distribution Agent will mail you a book-entry account statement that reflects your shares of SunPower Class B common stock, or your bank or brokerage firm will credit your account for the shares.

What if I want to sell my Cypress common stock or my SunPower Class B common stock?	You should consult with your financial advisors, such as your stock broker or bank. Neither Cypress nor SunPower makes any recommendation on the purchase, retention or sale of shares of Cypress common stock or the SunPower Class B common stock to be distributed. If you decide to sell any shares before the spin-off, you should make sure your stock broker, bank or other nominee understands whether you want to sell your Cypress shares or the SunPower Class B common shares you will receive in the spin-off, or both.

Where will I be able to trade shares of the SunPower Class B common stock?	There is not currently a public market for the SunPower Class B common stock. We have applied to list the SunPower Class B common stock on the NASDAQ Global Select Market under the symbol “SPWRB.” We also intend to change the trading symbol of the SunPower Class A common stock to “SPWRA” upon the completion of the spin-off. On the first trading day following the record date for the spin-off, we expect that trading in shares of SunPower Class B common stock will begin on a “when-issued” basis. We anticipate that “regular-way” trading in shares of SunPower Class B common stock will begin on the first trading day following the distribution date. We expect that you will be able to purchase or sell SunPower Class B common stock from the record date through the distribution date on a “when-issued” basis, but your transaction will not settle until after the distribution date. You will not be required to make any payment, surrender or exchange your shares of Cypress common stock or take any other action to receive your shares of SunPower Class B common stock.

Will the number of Cypress shares I own change as a result of the spin-off?	No. The number of shares of Cypress common stock you own will not change as a result of the spin-off.

What will happen to the listing of Cypress common stock?	Nothing. Cypress common stock will continue to be traded on the New York Stock Exchange under the symbol “CY.” From the record date until the distribution date, Cypress expects there will be two markets for Cypress common stock, a “regular way” market and a “when issued” market. Shares of Cypress common stock that trade on the “regular way” market will carry an entitlement to shares of SunPower Class B common stock to be distributed pursuant to the spin-off. Shares of Cypress common stock that trade on the “when issued” market will trade without an entitlement to shares of SunPower Class B common stock to be distributed in the spin-off.

Which businesses will be retained by Cypress following the spin-off?	Immediately following the spin-off, Cypress primarily will continue to be engaged in business and operations relating to the delivery of high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and system value, including the Programmable System-on-Chip products, universal serial bus controllers, general-purpose programmable clocks and memories and wired and wireless connectivity solutions.

Are there risks to owning SunPower Class B common stock?	Yes. SunPower’s business is subject to both general and specific risks relating to its business, the effects of the spin-off and other matters. These risks are described in our reports that we file with the SEC, some of which are incorporated by reference into this prospectus. We encourage you to read the “Risk Factors” section on page 7 of this prospectus, and the other documents incorporated herein by reference.

Where can I find additional financial and other information about SunPower?	SunPower is a public company and files periodic and other reports with the SEC. These documents contain extensive information about SunPower, its business and its financial condition. Several of these documents are incorporated by reference into this prospectus. See “Where You Can Find More Information” for information on where to find these documents.

Where can Cypress stockholders get more information?	Before the spin-off, if you have any questions relating to the spin-off, you should contact: Cypress Investor Relations at 408-232-4499.

RISK FACTORS
     Investing in our Class B common stock involves risks. You should carefully consider the risks incorporated by reference in this prospectus from our other filings with the SEC, in particular those set forth in our Quarterly Report on Form 10-Q for the quarter ended June 29, 2008 (the “Second Quarter Form 10-Q”) whether contained under the caption “Risk Factors,” or otherwise, before making an investment decision. Those risks and uncertainties are not the only ones facing SunPower. Several of the risk factors in the Second Quarter Form 10-Q, including those under the headings “Because Cypress is not obligated to distribute to its stockholders or otherwise dispose of our common stock that it owns, we will continue to be subject to the risks described above relating to Cypress’ control of us if Cypress does not complete such a transaction” and “Cypress may not distribute to its stockholders shares of SunPower Class B common stock it holds and if it does distribute such shares, no assurance can be given as to the number of shares to be distributed, the costs or effects on SunPower of effecting the spin-off or the impact of the spin-off on the trading price of our common stock” refer specifically to risks we will face in connection with, or after, the spin-off. You should read such risk factors in light of the fact that the spin-off is expected to occur shortly after you receive this prospectus. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of those risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. All such statements, other than statements of historical fact, and the assumptions underlying such statements, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21B of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
•	the supply and price of components and raw materials, including polysilicon;

•	the possible reduction or elimination of government incentives that encourage industry growth;

•	expectations regarding expenses, sources of revenues and international sales and operations;

•	anticipated cash needs and estimates regarding capital expenditures, capital requirements and needs for additional financing;

•	the performance, features and benefits of products, plans for future products and for enhancements of existing products and product shipment dates;

•	future pricing of products and systems;

•	the continued availability of third-party financing for our customers;

•	the ability to attract customers and develop and maintain customer and supplier relationships;

•	competitive positions and expectations regarding key competitive factors;

•	elements of our marketing, growth and diversification strategies;

•	our intellectual property and continued investment in research and development; and

•	anticipated trends and challenges in our business and the markets in which we operate.
     In addition to the risk factors incorporated by reference herein, important factors that could cause actual events to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:
•	decisions made by Cypress regarding the desirability, timing and structure of the spin-off;

•	any delays in Cypress receiving, or its inability to receive a supplemental ruling from the IRS related to the tax-free nature of the spin-off and related transactions;

•	actions of investors following the spin-off, potentially including actions resulting in a change in control of, or influence over, us despite certain measures taken by us;

•	legal risks related to the actions taken in connection with the spin-off;

•	the potential for some of the actions taken in connection with the spin-off to deter a takeover bid that could provide a premium to our stockholders;

•	potential tax liabilities in connection with the spin-off;

•	the potential for the presence of two publicly traded classes of our common stock to impair the liquidity of either class; and

•	other risks referenced from time to time in our filings with the SEC.
     In some cases, you can identify forward-looking statements by such terms as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan,” “is designed to” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent estimates and assumptions only as of the date of this prospectus. We do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made.
     You should read this prospectus and the documents that are referenced and which have been filed as exhibits to the registration statement of which this prospectus is a part or incorporated by reference herein, completely and with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements are qualified by these cautionary statements.
THE SPIN-OFF
Background
     On September 5, 2008, Cypress’s board of directors approved the spin-off to its stockholders of all of the shares of SunPower Class B common stock held by Cypress. The spin-off is expected to be effected through the distribution by Cypress, on September 29, 2008, of all of the shares of SunPower Class B common stock held by it to its common stockholders as of the close of business on September 17, 2008, the record date for the spin-off. To effect this distribution, Cypress’s board of directors declared a dividend on Cypress common stock comprising, in the aggregate, 42,033,287 shares of SunPower Class B common stock, which, as of August 29, 2008, represented approximately 88.5% of the combined voting power of all classes of SunPower’s voting stock and approximately 49.0% of the outstanding shares of SunPower’s capital stock.
     Cypress stockholders as of the record date will not be required to pay any cash or provide any other consideration for the whole shares of SunPower Class B common stock to be distributed to such stockholders or to surrender or exchange any shares of Cypress common stock to receive the distribution of SunPower Class B common stock in the spin-off.

The Number of Shares of Our Class B Common Stock You Will Receive
     Cypress expects to distribute approximately 0.27 of a share of our Class B common stock for every share of Cypress common stock outstanding as of the record date, based on the number of Cypress shares it currently estimates to be outstanding on that date. The actual number of shares of SunPower Class B common stock that Cypress will distribute to its stockholders on the record date will be calculated as follows:
The total number of shares of SunPower Class B common stock to be distributed in the spin-off divided by
the total number of shares of Cypress common stock outstanding on the record date for the spin-off multiplied by
the total number of shares of Cypress common stock owned by a stockholder on the record date for the spin-off.
     However, Cypress stockholders will not receive any fractional shares of SunPower Class B common stock in connection with the spin-off. Instead, the Distribution Agent will aggregate all fractional shares and sell them on behalf of those holders who would otherwise be entitled to receive a fractional share of our Class B common stock. Cypress has advised us that it currently estimates that about two to three weeks after the distribution date for the spin-off, holders of Cypress common stock on the record date for the spin-off will receive a cash payment in an amount equal to such holder’s pro rata share of the total net proceeds of the fractional share sale.
Trading in our Class B Common Stock Between the Record Date and the Distribution Date
     From the first trading day following the record date through the distribution date, Cypress expects there will be two markets for Cypress common stock, a “regular way” market and a “when issued” market. Shares of Cypress common stock that trade on the “regular way” market will carry an entitlement to shares of SunPower Class B common stock to be distributed pursuant to the spin-off. Shares of Cypress common stock that trade on the “when issued” market will trade without an entitlement to shares of SunPower Class B common stock to be distributed in the spin-off. Therefore, if you own shares of Cypress common stock on the record date, and sell those shares on the “regular way” market up to and including the distribution date, you will also be selling the shares of SunPower Class B common stock that would have been distributed to you pursuant to the spin-off. If you sell shares of Cypress common stock that you held on the record date on the “when issued” market prior to or on the distribution date, you will receive the shares of SunPower Class B common stock that were to be distributed to you pursuant to your ownership of Cypress common stock on the record date.
     From the first trading day following the record date through the distribution date, we expect there to be two markets for SunPower stock, a “regular way” market for SunPower Class A common stock and a “when-issued” trading market for SunPower Class B common stock. The “regular way” market will be the same market for shares of SunPower Class A common stock that currently exists. The “when-issued” trading market will be a market for shares of SunPower Class B common stock that will be distributed to Cypress’ stockholders on the distribution date. If you own Cypress common stock on the record date, then you will be entitled to shares of SunPower Class B common stock distributed pursuant to the spin-off. You may trade this entitlement to shares of SunPower Class B common stock, without the shares of Cypress common stock you own, on the “when-issued” trading market for the SunPower Class B common stock.
Transferability of Shares You Receive
     The shares of SunPower Class B common stock distributed to Cypress stockholders will be freely transferable, except for shares received by persons who may be deemed to be “affiliates” of SunPower under the Securities Act. Persons who may be deemed to be affiliates after the spin-off generally include individuals or entities that control, are controlled by, or are under common control with SunPower, and include its directors, certain of its officers and significant stockholders. SunPower affiliates will be permitted to sell their shares of SunPower common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by the provisions of Rule 144 thereunder.
When and How You Will Receive the Distribution of SunPower Class B Common Stock
     Cypress will distribute the dividend of our Class B common stock by releasing its shares of SunPower Class B common stock to the Distribution Agent. As of the distribution date, the Distribution Agent will cause the shares of SunPower Class B common stock to which a Cypress stockholder is entitled to be registered in its name or in the “street name” of its broker.
     Registered Holders. If you are the registered holder of Cypress common stock and hold your Cypress common stock in either certificated form or book-entry form, the SunPower Class B common stock distributed to you will be registered in your name in book-entry form and you will become the record holder of that number of shares of SunPower Class B common stock.
     “Street Name” Holders. Most of Cypress’ common stockholders hold Cypress common stock on account by a broker, bank or other nominee. In such cases, the nominee is the registered holder or “street name” for those shares of Cypress common stock and will be recorded as the registered holder of the shares of SunPower Class B common stock such holder is entitled to receive. That nominee should in turn electronically credit such holder’s account for those shares. If you have any questions in this regard, we encourage you to contact your nominee on the mechanics of having the SunPower shares of Class B common stock posted to your account.
     Fractional Shares. The Distribution Agent will not deliver any fractional shares of SunPower Class B common stock in connection with the spin-off. Instead, the Distribution Agent will aggregate all fractional shares and sell them in the open market on behalf of those holders who otherwise would be entitled to receive a fractional share. Such holders will then receive a cash payment in an amount equal to their pro rata share of the total net proceeds of that sale. Your check for any cash that you may be entitled to receive instead of fractional shares of SunPower Class B common stock will follow separately. Cypress currently estimates that it will take about two to three weeks from the distribution date for the transfer agent to complete check mailings.
     Direct Registration System for Registered Holders. SunPower Class B common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system. No certificates representing shares of SunPower Class B common stock will be mailed to registered holders of Cypress common stock in the ordinary course. If you are a registered holder of Cypress common stock, your book-entry shares will be held with SunPower’s transfer agent, Computershare Trust Company, N.A. Under the direct registration system, instead of receiving stock certificates, you will receive a direct registration transaction advice reflecting your ownership interest in shares of SunPower Class B common stock. The Distribution Agent will begin mailing direct registration transaction advice so that they will be received on or about the distribution date. When you receive this advice, you will receive information explaining the direct registration system and telling you how to obtain physical stock certificates if you desire to do so.
     Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A., are acting as Distribution Agent in connection with the spin-off. Cypress has agreed to pay customary fees to the Distribution Agent and to reimburse the Distribution Agent for certain expenses in relation to its serving in such capacity, which fees and expenses are estimated to be $20,000. Furthermore, Cypress has agreed to indemnify the Distribution Agent for certain liabilities that it may incur in connection with its acting in such capacity. Computershare Trust Company, N.A. also serves as the transfer agent for Cypress.

Material U.S. Federal Income Tax Consequences of the Spin-Off
     Cypress has informed us of the following:
     Tax-Free Status of the Spin-Off. Cypress received a private letter ruling from the Internal Revenue Service (or the IRS) to the effect that its distribution of shares of our Class B common stock to its common stockholders in connection with the spin-off will qualify as a tax-free transaction under Section 355 of the Internal Revenue Code (or the Code). The IRS ruling concludes that for U.S. Federal income tax purposes:
•	its common stockholders will not recognize gain or loss on the receipt of shares of our Class B common stock in the spin-off; and

•	Cypress will not recognize gain or loss as a result of the spin-off.
     Although IRS rulings generally are binding on the IRS, Cypress will not be able to rely on the IRS ruling if the factual representations made to the IRS in connection with the ruling are untrue or incomplete in any material respect or if undertakings made to the IRS in connection with the rulings are not complied with. Further, the IRS has not ruled, and will not rule, on whether the spin-off satisfies certain of the requirements necessary to obtain nonrecognition treatment under Section 355(a) of the Code, which is referred to as the No Rule Requirements. Rather, the IRS ruling is based upon representations by Cypress that the No Rule Requirements have been satisfied, and any inaccuracy in such representations could invalidate the ruling.
     Cypress has received a tax opinion from its counsel, Wilson Sonsini Goodrich and Rosati, that the No Rule Requirements will be satisfied. The tax opinion of Wilson Sonsini Goodrich and Rosati is based on, among other things, the IRS ruling and certain representations by SunPower and Cypress. Any change in current law, which may be retroactive, or the failure of any representation to be true, correct and complete in all material respects, could adversely affect the conclusions reached by its counsel in the opinion. Moreover, the opinion is not binding on the IRS or the courts, and the IRS or the courts may not agree with the conclusions reached in the opinion.
     If the spin-off were not to qualify as a tax-free transaction, Cypress would recognize taxable gain equal to the excess of the fair market value on the distribution date of SunPower Class B common stock distributed in the spin-off over its tax basis in that stock. In addition, each Cypress common stockholder who receives shares of SunPower Class B common stock in the spin-off would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of the stock received.
     Even if the spin-off otherwise qualifies as a tax-free distribution for Cypress’ common stockholders, it might be taxable to Cypress under Section 355(e) of the Code if 50% or more of the stock of Cypress or SunPower is acquired as part of a plan or series of related transactions that include the spin-off. For this purpose, any acquisitions of the stock of Cypress or SunPower within two years before or after the spin-off are presumed to be part of such a plan, although SunPower or Cypress may be able to rebut that presumption. If such an acquisition of the stock of Cypress or SunPower triggers the application of Section 355(e), Cypress would recognize taxable gain as described above but the spin-off would generally be tax-free to its common stockholders. Under the Tax Sharing Agreement between SunPower and Cypress, SunPower would be required to indemnify Cypress against that taxable gain if it were triggered by an acquisition of SunPower stock that was part of a plan or series of related transactions that include the spin-off.
     The discussion below assumes that Cypress’ stockholders are generally subject to United States federal income taxes:
     Allocation of Tax Basis. The tax basis in a stockholder’s shares of Cypress common stock immediately prior to the distribution date will be allocated among its shares of SunPower Class B common stock and Cypress common stock held immediately after the spin-off in proportion to their relative fair market values on that date.
     After the distribution date, a stockholder’s aggregate tax basis in its shares of SunPower Class B common stock and Cypress common stock, including any fractional shares sold for cash as described below, will be the same as its tax basis in its shares of Cypress common stock immediately prior to the distribution date. After the distribution, Cypress will post on its website details on the allocation of its stockholders’ tax basis between Cypress common stock and SunPower Class B common stock.
     Holding Period. The holding period of the shares of SunPower Class B common stock that a stockholder receives in the spin-off will include the holding period for its shares of Cypress common stock with respect to which its distribution of those shares of SunPower Class B common stock was made, provided that such stockholder’s shares of Cypress common stock are held as a capital asset on the distribution date.
     Treatment of Fractional Shares. If a stockholder receives cash in lieu of a fractional share of SunPower Class B common stock as part of the spin-off, the cash will be treated for U.S. Federal income tax purposes as paid in exchange for such fractional share of stock. The stockholder will realize a capital gain or loss equal to the difference between the cash it received for the fractional share and its tax basis in that fractional share as described above under “Allocation of Tax Basis,” provided the fractional share is considered to be held as a capital asset. The capital gain or loss will be long-term if such stockholder’s holding period for the stock is more than one year, as calculated above under “Holding Period.” The deductibility of capital losses is subject to limitations.
     Tax Return Statement. U.S. Treasury Regulations require a stockholder to attach a detailed statement to its U.S. Federal income tax return for the taxable year in which it receives shares of SunPower Class B common stock setting forth certain information regarding the distribution of the stock. Within a reasonable time after completion of the spin-off, Cypress will provide such stockholder with the information necessary to comply with that requirement.
     Subsequent Sale of Stock. If a stockholder sells its shares of SunPower Class B common stock, such stockholder will recognize gain or loss on the sale equal to the difference between its sales proceeds and the tax basis allocated to the shares such stockholder sold, as described above under “Allocation of Tax Basis.” The gain or loss will be a capital gain or loss if such stockholder held the shares as a capital asset. The capital gain or loss will be long-term if such stockholder’s holding period for the stock is more than one year, as calculated above under “Holding Period.” The deductibility of capital losses is subject to limitations.
     ANY HOLDER OF CYPRESS COMMON STOCK SHOULD CONSULT ITS TAX ADVISER ABOUT THE TAX CONSEQUENCES OF THE SPIN-OFF TO SUCH HOLDER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS AND POSSIBLE CHANGES IN TAX LAW THAT COULD AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE. NEITHER WE, CYPRESS NOR THE TRANSFER AGENT CAN PROVIDE SUCH HOLDER WITH SUCH ADVICE.
Market for our Class B Common Stock
     There is currently no public market for our Class B common stock. Our Class A common stock currently trades on the NASDAQ Global Select Market under the symbol “SPWR.” We have applied to list our Class B common stock on the NASDAQ Global Select Market under the symbol “SPWRB,” and expect to change the trading symbol of our Class A common stock to “SPWRA,” upon the completion of the spin-off.
Conditions to the Completion of the Spin-Off
     The spin-off is conditioned upon the listing of our Class B common stock for trading on the NASDAQ Global Select Market, the filing by us of the registration statement under the Securities Act of which this prospectus constitutes a portion, and the effectiveness under the Securities Act of such registration statement as of the distribution date. Furthermore, Cypress is not obligated to effect the spin-off, and there can be no assurance that it will occur.
USE OF PROCEEDS
          We are filing the registration statement of which this prospectus is a part to permit Cypress to distribute its shares of our Class B common stock held by it in the spin-off. We will not receive any of the proceeds from the distribution of the shares in the spin-off. We estimate that all costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ Global Select Market listing fees and fees and expenses of our counsel and our independent registered public accounting firm, will approximate $85,000. In addition, we previously agreed to indemnify Cypress against certain potential liabilities in connection with the registration of the shares of Class B common stock pursuant to an investor rights agreement entered into between us and Cypress at the time of our initial public offering.
DETERMINATION OF OFFERING PRICE
          No consideration will be paid for the shares of our Class B common stock distributed in the spin-off.
INFORMATION ABOUT CYPRESS
          For certain additional information about Cypress and its relationship with us, see the sections of our definitive information statement filed with the SEC on September 3, 2008 entitled “Governance Changes Resulting From the Spin-Off,” “Interest of Certain Persons in Matters to be Acted Upon” and “Security Ownership of Certain Beneficial Owners and Management”, which information statement is incorporated herein by reference, as well as Note 3 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 30, 2007 filed with the SEC on March 3, 2008, which report is incorporated herein by reference.

EXPERTS
          Our consolidated financial statements as of December 30, 2007 and December 31, 2006 and for the three years in the period ended December 30, 2007 incorporated in this prospectus by reference to our annual report on Form 10-K for the fiscal year ended December 30, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
          The validity of the shares of our Class B common stock to be distributed in the spin-off is being passed upon for us by Jones Day.
WHERE YOU CAN FIND MORE INFORMATION
Available Information
          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or (202) 942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.
          Our SEC filings are also available on our website at www.sunpowercorp.com, although the information on our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.
          This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.
Incorporation of Documents by Reference
          The SEC allows us to incorporate by reference information into this prospectus. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to SunPower Corporation, 3939 North First Street, San Jose, California 95134, Attention: Bruce Ledesma, Corporate Secretary. In addition, you may obtain copies of this information by sending an e-mail to publicrelations@sunpowercorp.com or by calling (408) 240-5500, attention Investor Relations. This prospectus incorporates by reference the following documents:
•	our annual report on Form 10-K for the fiscal year ended December 30, 2007 filed on March 3, 2008;

•	our quarterly report on Form 10-Q for the quarter ended March 30, 2008 filed on May 9, 2008, as amended on May 9, 2008;

•	our quarterly report on Form 10-Q for the quarter ended June 29, 2008 filed on August 8, 2008;

•	our definitive information statement on Schedule 14C filed on September 3, 2008;

•	our current reports on Form 8-K filed on January 4, 2008 (only the information reported under Item 1.01 is incorporated herein by reference), January 16, 2008 (only the information reported under Item 1.01 is incorporated herein by reference), January 22, 2008, January 24, 2008 (only the current report on Form 8-K filed on such date relating to our agreement with Wells Fargo Bank, National Association is incorporated herein by reference) February 5, 2008,

February 14, 2008 (only the information reported under Item 1.01 is incorporated herein by reference), March 28, 2008, April 10, 2008, May 14, 2008, May 19, 2008, June 10, 2008, June 23, 2008, July 10, 2008 (only the information reported under Item 1.01 thereof is incorporated herein by reference), July 17, 2008, August 12, 2008 (both of the current reports on Form 8-K filed on such day, although with respect to the Form 8-K relating to the appointment of a new director, only the information reported under Item 5.02 thereof is incorporated herein by reference, and with respect to the Form 8-K relating to the spin-off, including the amendment thereto filed on September 10, 2008) and August 29, 2008;

•	the description of our class B common stock included in the Form 8-A filed on August 25, 2008, and any amendment or report we may file with the SEC for the purpose of updating such description; and

•	the description of our preferred share purchase rights related to our Class B common stock included in the Form 8-A filed on August 25, 2008, and any amendment or report we may file with the SEC for the purpose of updating such description.
          We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of this prospectus until the spin-off has been completed, other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules.
          This additional information is a part of this prospectus from the date of filing of those documents.
          Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
          The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

PART II
Information Not Required in Prospectus
Item 14. Other Expenses of Issuance and Distribution
          The following is a statement of the expenses (all of which are estimated) to be incurred by us in connection with a distribution of securities registered under this registration statement:

SEC registration fee	$—
NASDAQ Listing Fees	$5,000
Legal fees and expenses	$50,000
Accounting fees and expenses	$25,000
Miscellaneous expenses	$5,000

Total	$85,000

Item 15. Indemnification of Directors and Officers
          Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
          Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
          Further subsections of Section 145 of the DGCL provide that:
•	to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith;

•	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•	the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.
          Article VIII of SunPower’s currently effective restated certificate of incorporation (i) authorizes the indemnification of directors and officers (the “Indemnitees”) to the fullest extent authorized by the DGCL, (ii) provides for the advancement of expenses to the Indemnitees for defending any proceedings related to the specified circumstances, and (iii) authorizes SunPower to maintain certain policies of insurance to protect itself and any of its directors, officers or employees.
          SunPower has an insurance policy covering its directors and officers against certain personal liability, which may include liabilities under the Securities Act of 1933. SunPower has also entered into agreements to indemnify certain of its directors and executive officers in addition to the indemnification provided for in its restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, provide for indemnification of SunPower’s directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of his or her services as a director or executive officer of SunPower or at SunPower’s request.
          The foregoing is only a general summary of certain aspects of Delaware law and SunPower’s restated certificate of incorporation dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL and SunPower’s restated certificate of incorporation.
Item 16. Exhibits

Exhibit No.	Description

3.1*	Form of Restated Certificate of Incorporation of SunPower Corporation (incorporated by reference to Exhibit 3.(i)2 to the Registrant’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on November 15, 2005).

3.2*	Form of Restated Certificate of Incorporation (expected to become effective in connection with the spin-off) (incorporated by reference to Exhibit 99.1 to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2008).

3.3*	Form of By-laws of SunPower Corporation (incorporated by reference to Exhibit 3.(ii)2 to the Registrant’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on October 11, 2005).

4.1*	Rights Agreement, dated as of August 12, 2008, by and between the Registrant and Computershare Trust Company, N.A., as Rights Agent, including the form of Certificate of Designation of Series A Junior Participating Preferred Stock, the form of Certificate of Designation of Series B Junior Participating Preferred Stock and the forms of Right Certificates, Assignment and Election to Purchase and the Summary of Rights attached thereto as Exhibits A, B, C and D, respectively (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2008).

4.2*	Indenture, dated February 7, 2007, by and between SunPower Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2007).

4.3*	First Supplemental Indenture, dated February 7, 2007, by and between SunPower Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2007).

4.4*	Form of Second Supplemental Indenture, by and between SunPower Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 of Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2007).

4.5*	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2006).

4.6	Specimen Class B Stock Certificate.

5.1	Opinion of Jones Day regarding validity.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Jones Day (included in Exhibit 5.1).

24.1	Power of Attorney.

*	Incorporated by reference to exhibits previously filed by the Registrant with the SEC.

Item 17. Undertakings
          The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933, to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 10th day of September, 2008.

SUNPOWER CORPORATION
By:	/s/ Thomas H. Werner
Thomas H. Werner
Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas H. Werner	Chief Executive Officer (Principal	September 10, 2008

Thomas H. Werner	Executive Officer) and Director

/s/ Emmanuel T. Hernandez	Chief Financial Officer (Principal	September 10, 2008

Emmanuel T. Hernandez	Financial and Accounting Officer)

*	Chairman of the Board	September 10, 2008

T. J. Rodgers

*	Director	September 10, 2008
W. Steve Albrecht

*	Director	September 10, 2008
Betsy S. Atkins

*	Director	September 10, 2008
*
Pat Wood III

*	Director	September 10, 2008

Uwe-Ernst Bufe

*By:	/s/ Thomas H. Werner	September 10, 2008
Thomas H. Werner
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

4.6	Specimen Class B Stock Certificate.

5.1	Opinion of Jones Day regarding validity.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Jones Day (included in Exhibit 5.1).

24.1	Power of Attorney.